SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
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☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Under Rule 14a-12

LODGENET ENTERTAINMENT CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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3900 West Innovation Street
Sioux Falls, South Dakota 57107
April 5, 2005
Dear Fellow Stockholder:
      You are cordially invited to attend the 2005 Annual Meeting of Stockholders of LodgeNet Entertainment Corporation. The meeting will be held on Wednesday, May 11, 2005, at 9:00 a.m., Central Daylight Time, at LodgeNet’s Corporate Offices, 3900 West Innovation Street, Sioux Falls, South Dakota 57107. I encourage you to read carefully the enclosed Notice of Annual Meeting and Proxy Statement.
      I hope you will be able to attend the Annual Meeting. Whether or not you plan to attend, I urge you to complete, sign, date and promptly return the enclosed proxy card in the enclosed envelope in order to make certain that your shares will be represented at the Annual Meeting. Your vote is important, whether you own a few shares or many.

Sincerely,

Scott C. Petersen
Chairman of the Board,
President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
ELECTION OF DIRECTORS
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES TO THE BOARD OF DIRECTORS.
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
REPORT OF THE AUDIT COMMITTEE
CERTAIN TRANSACTIONS WITH MANAGEMENT AND OTHERS
PERFORMANCE GRAPH
EQUITY COMPENSATION PLAN INFORMATION (As Of December 31, 2004)
RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
ANNUAL REPORT
PROPOSALS OF STOCKHOLDERS
“HOUSEHOLDING” OF PROXY MATERIALS.
OTHER BUSINESS

LODGENET ENTERTAINMENT CORPORATION
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO OUR STOCKHOLDERS:
      NOTICE IS HEREBY GIVEN that, pursuant to its Bylaws and the call of its Board of Directors, the Annual Meeting of Stockholders (the “Meeting”) of LodgeNet Entertainment Corporation (the “Company”) will be held at LodgeNet’s Corporate Offices, 3900 West Innovation Street, Sioux Falls, South Dakota 57107 on Wednesday, May 11, 2005, at 9:00 a.m., Central Daylight Time, for the purpose of considering the matters listed below for consideration and voting upon the matters listed below for action:
To Receive and Consider:
      The report of management on the business of the Company and the Company’s audited financial statements for the fiscal year ended December 31, 2004, together with the report thereon of PricewaterhouseCoopers LLP, the Company’s independent accountants.
To Act On:

1.	Election of Directors. To elect two persons to the Board of Directors of the Company to serve for three-year terms expiring in 2008 and until such persons’ successors are elected and qualified. The Board of Directors’ nominees are:

R. F. Leyendecker
Vikki I. Pachera

2.	Ratification of Appointment of Independent Accountants. To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent accountants for the fiscal year ending December 31, 2005.

3.	Other Business. To transact such other business as may properly come before the Meeting and at any and all adjournments thereof.
      Only those stockholders of record on March 14, 2005 shall be entitled to notice of and to vote in person or by proxy at the Meeting.
      The Proxy Statement, which accompanies this notice, contains additional information regarding the proposals to be considered at the Meeting and stockholders are encouraged to read it in its entirety.
      As set forth in the enclosed Proxy Statement, the proxy is solicited by and on behalf of the Board of Directors of the Company. It is expected that these materials will be first mailed to stockholders on or about April 5, 2005.
      WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE TO BE SURE THAT YOUR STOCK IS VOTED. YOUR VOTE IS IMPORTANT, WHETHER YOU OWN A FEW SHARES OR MANY.

By Order of the Board of Directors,

Daniel P. Johnson
Secretary
Dated: April 5, 2005

LODGENET ENTERTAINMENT CORPORATION
3900 West Innovation Street
Sioux Falls, South Dakota 57107
APRIL 5, 2005
PROXY STATEMENT
For the Annual Meeting of Stockholders to Be Held on
Wednesday, May 11, 2005
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS
AND THE ANNUAL MEETING
Why am I receiving these materials?
      The Board of Directors (the “Board”) of LodgeNet Entertainment Corporation (“LodgeNet”) is providing these proxy materials to you in connection with the solicitation by the Board of proxies to be voted at LodgeNet’s Annual Meeting of Stockholders to be held on Wednesday, May 11, 2005, at LodgeNet’s Corporate Offices, 3900 West Innovation Street, Sioux Falls, South Dakota 57107 at 9:00 a.m., Central Daylight Time. This Proxy Statement and the enclosed proxy card (the “Proxy”) and other enclosures are being mailed to stockholders on or about April 5, 2005.
What information is contained in these materials?
      This Proxy Statement provides you with information about LodgeNet’s governance structure, the nominating process, the proposals to be voted on at the Annual Meeting, the voting process, the compensation of Directors and our most highly paid executive officers, and certain other information.
What is the purpose of the Meeting?
      At the Meeting, stockholders will act upon the matters outlined in the Notice of Meeting on the cover page of this Proxy Statement, including the election of directors and ratification of the Company’s independent accountants.
What are the Board’s recommendations?
      The Board’s recommendations are set forth in the Proxy Statement. The Board recommends that you vote your shares FOR each of LodgeNet’s nominees to the Board and FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent accountants for fiscal 2005.
Who is entitled to vote at the Meeting?
      Only stockholders of record at the close of business on March 14, 2005, the Record Date for the Meeting, are entitled to receive notice of and to participate in the Meeting. If you were a stockholder of record on that date, you will be entitled to vote all of the shares you held on that date at the Meeting, or any postponements or adjournments of the Meeting.
What are the rights of the holders of LodgeNet common stock?
      Each outstanding share of the Company’s common stock will be entitled to one vote on each matter considered at the Meeting.
Who can attend the Meeting?
      All stockholders as of the Record Date, or their duly appointed proxies, may attend the meeting, and each may be accompanied by one guest. If you attend, please note that you may be asked to present valid picture identification, such as a driver’s license or passport. Also note that if you hold your shares in “street name”

(that is, through a broker or other nominee), you will need to bring a copy of the brokerage statement reflecting your stock ownership as of the Record Date.
May I record the Meeting?
      No. Cameras, recording devices and other electronic devices are not permitted at the Meeting.
What constitutes a quorum?
      The presence at the Meeting, in person or by proxy, of the holders of a majority of the aggregate voting power of the common stock outstanding on the Record Date will constitute a quorum, thus permitting the Meeting to conduct its business. As of the Record Date, 17,730,639 shares of common stock, representing the same number of votes, were outstanding. Thus, the presence, in person or by proxy, of the holders of common stock representing at least 8,865,320 votes will be required to establish a quorum. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of votes considered to be present at the Meeting.
How do I vote?
      If you complete and properly sign the accompanying proxy card and return it in the enclosed envelope, it will be voted as you direct. If you attend the meeting in person, you may deliver your completed proxy card in person or vote by written ballot. Proxy cards and ballots will be available at the Meeting.
Is cumulative voting allowed?
      No. The Company’s Certificate of Incorporation does not authorize cumulative voting. Each stockholder is entitled to one vote, in person or by proxy, for each share of common stock standing in his, her or its name on the books of the Company as of the Record Date on any matter submitted to the stockholders.
Can I vote electronically over the Internet?
      You should refer to the instructions included with your proxy card or contact your broker or nominee to determine if you may vote your shares electronically and, if so, the method and deadline for voting electronically.
Can I change my vote after I return my proxy card?
      Yes. Even after you have submitted your Proxy, you may change your vote at any time before the Proxy is exercised by filing with the Corporate Secretary of the Company either a notice of revocation or a duly executed Proxy bearing a later date. The powers of the Proxyholders will be suspended if you attend the Meeting in person and so request, although attendance at the Meeting will not by itself revoke a previously granted Proxy.
What vote is required for the election of Directors?
      The affirmative vote of a plurality of the votes cast at the Meeting is required for the election of directors. A properly executed proxy marked “Withhold authority” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.
Who pays for the cost of soliciting proxies?
      This Proxy Statement is prepared on behalf of the Board of Directors of the Company and the Company will bear the costs of solicitation. The expense of preparing, assembling, printing and mailing this Proxy Statement and the materials used in this solicitation of Proxies also will be borne by the Company. It is contemplated that Proxies will be solicited principally through the mail, but directors, officers and regular employees of the Company may solicit Proxies personally or by telephone. Although there is no formal agreement to do so, the Company intends to reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding these proxy materials to their principals. The Company does not intend to utilize the services of other individuals or entities not employed by or affiliated with the Company in connection with the solicitation of Proxies.
How much stock is authorized and how much was outstanding on the Record Date?
      As of the Record Date, the authorized capital of the Company consisted of 50,000,000 shares of common stock, par value $.01 per share, of which 17,730,639 shares were issued and outstanding, and 5,000,000 shares of preferred stock, $.01 par value, of which there were no shares outstanding.
Who are the largest owners of the Company’s stock and how much stock do the Company’s directors and executive officers own?
      The following table sets forth the beneficial ownership of the Company’s stock as of the Record Date by each person known to the Company to be the record or beneficial owner of more than five percent of the outstanding shares of common stock (other than depositories holding shares of common stock in “street name”), by each director and nominee for director, each Named Executive Officer, and by all directors and executive officers, as a group:

	Amount and Nature of	Percent of
Name and Address of Beneficial Owner(1)(2)	Beneficial Ownership(3)	Class(3)

Scott C. Petersen, Chairman of the Board, President and Chief Executive Officer(4)	560,193	3.2%
David M. Bankers, Senior Vice President, Product and Technology Development(5)	155,099	*
Stephen D. McCarty, Senior Vice President, Sales and Hotel Relations(6)	58,083	*
Steven R. Pofahl, Senior Vice President, Technical Operations(7)	71,210	*
Gary H. Ritondaro, Senior Vice President, Finance, Information and Administration(8)	76,544	*
R. Douglas Bradbury, Director(9)	69,110	*
Richard R. Hylland, Director(10)	99,393
R. F. Leyendecker, Director(11)	100,133	*
Jarl Mohn, Director(12)	50,133	*
Vikki I. Pachera, Director(13)	12,000	*
Scott H. Shlecter, Director(14)	24,591	*
Alex Brown Investment Management(15)	926,829	5.2%
Barclays Global Investors NA(16)	987,473	5.5%
Hilton Hotels Corporation(17)	1,733,669	9.8%
PAR Investment Partners, L.P.(18)	1,750,000	9.8%
Wellington Management Company LLP(19)	2,375,040	13.3%
TimesSquare Capital Management Inc.(20)	1,450,693	8.1%
Directors and Executive Officers(21) (a group of 12 persons)	1,430,121	8.1%

*	Less than 1%.

(1)	Unless otherwise indicated, the address of such person is 3900 West Innovation Street, Sioux Falls, South Dakota 57107.

(2)	Each named person has sole voting and investment power with respect to the shares listed, except as noted below.

(3)	Shares which the person (or group) has the right to acquire within 60 days after the Record Date are deemed to be outstanding in calculating the percentage ownership of the person (or group) but are not deemed to be outstanding as to any other person (or group).

(4)	Includes 367,500 shares issuable upon the exercise of options to purchase Common Stock, which Mr. Petersen has the right to acquire within 60 days after the Record Date. Also includes 7,500 shares of restricted stock issued on January 9, 2004, 6,500 shares of restricted stock issued on January 3, 2005, 128,200 shares owned by Mr. Petersen’s spouse, 4,100 shares owned by his minor children and 2,050 shares owned by an adult child, of which Mr. Petersen disclaims beneficial ownership.

(5)	Includes 149,000 shares issuable upon the exercise of options to purchase Common Stock, which Mr. Bankers has the right to acquire within 60 days after the Record Date. Also includes 3,000 shares of restricted stock issued to Mr. Bankers on January 9, 2004, 3,000 shares of restricted stock issued to Mr. Bankers on January 3, 2005, 66 shares owned by his minor children and 33 shares owned by an adult child, of which Mr. Bankers disclaims beneficial ownership.

(6)	Includes 50,625 shares issuable upon the exercise of options to purchase Common Stock, which Mr. McCarty has the right to acquire within 60 days after the Record Date. Also includes 3,000 shares of restricted stock issued to Mr. McCarty on January 9, 2004 and 3,000 shares of restricted stock issued to Mr. McCarty on January 3, 2005.

(7)	Includes 64,875 shares issuable to upon the exercise of options to purchase Common Stock, which Mr. Pofahl has the right to acquire within 60 days after the Record Date. Also includes 2,500 shares of restricted stock issued to Mr. Pofahl on January 9, 2004 and 2,500 shares of restricted stock issued on January 3, 2005.

(8)	Includes 65,000 shares issuable upon the exercise of options to purchase Common Stock, which Mr. Ritondaro has the right to acquire within 60 days after the Record Date. Also includes 4,000 shares of restricted stock issued to Mr. Ritondaro on January 9, 2004 and 4,000 shares of restricted stock issued on January 3, 2005. Mr. Ritondaro also serves as the Company’s Principal Financial and Accounting Officer.

(9)	Includes 66,000 shares of common stock, which Mr. Bradbury has the right to acquire by the exercise of vested stock options.

(10)	Includes 94,000 shares of common stock, which Mr. Hylland has the right to acquire by the exercise of vested stock options.

(11)	Includes 99,000 shares of common stock, which Mr. Leyendecker has the right to acquire by the exercise of vested stock options.

(12)	Includes 48,000 shares of common stock, which Mr. Mohn has the right to acquire by the exercise of vested stock options. Mr. Mohn’s term as a director expires in May 2005 and he has decided not to stand for re-election.

(13)	Includes 12,000 shares of common stock, which Ms. Pachera has the right to acquire by the exercise of vested stock options. On March 24, 2005, the Board elected Ms. Pachera to the Board of Directors to a term expiring in May 2005 and recommended Ms. Pachera for election by the Stockholders to a term expiring in 2008.

(14)	Includes 24,000 shares of common stock, which Mr. Shlecter has the right to acquire by the exercise of vested stock options.

(15)	The address for Alex Brown Investment Management is 217 E. Redwood Street, Suite 1400, Baltimore, Maryland, 21202; address and share ownership information based on Schedule 13G filed for the year ended December 31, 2004.

(16)	The address for Barclays Global Investors NA is 45 Fremont Street, San Francisco, CA 94105; address and share ownership information based on Schedule 13G filed for the year ended December 31, 2004.

(17)	Includes warrants for 1,662,006 shares, dated October 9, 2000 with an exercise price of $20.437 per share and an expiration date of October 9, 2007. The address for Hilton Hotels Corporation is 9336 Civic Center Drive, Beverly Hills, CA 90210.

(18)	The address of PAR Investment Partners, L.P. is One Financial Center, Suite 1600, Boston MA 02111; address and share ownership information based on Schedule 13F filed for the year ended December 31, 2004.

(19)	The address of Wellington Management Company LLP is 75 State Street, Boston, Massachusetts 02109; address and share ownership information based on Schedule 13G filed for the year ended December 31, 2004.

(20)	The address for TimesSquare Capital Management Inc. is 4 Times Square, New York, NY 10004; address and share ownership information based on Schedule 13G for the year ended December 31, 2004.

(21)	This group of Officers and Directors includes Messrs. Petersen, Bankers, McCarty, Pofahl, Ritondaro, Bradbury, Hylland, Leyendecker, Mohn, Shlecter, Ms. Pachera and Mr. Steven D. Truckenmiller, Senior Vice President, Programming and Content Management.
ELECTION OF DIRECTORS
Board of Directors and Nominees
      The Company’s Certificate of Incorporation and Bylaws provide that the number of directors shall be determined from time to time by the Board of Directors but may not be less than three nor more than nine. The Board of Directors is currently composed of seven members. The Bylaws further provide for the division of the directors into three classes of approximately equal size, with directors in each class elected for a three-year term and approximately one-third of the directors elected each year.
      The directors nominated for election are R. F. Leyendecker and Vikki I. Pachera. Mr. Leyendecker is completing the term to which he was elected by the stockholders in 2002. Mr. Mohn, whose term expires in May 2005, has decided not to stand for re-election. Ms. Pachera was appointed to the Board in March 2005 and is standing for election for the first time. Each nominee has indicated their willingness to serve and, unless otherwise instructed, Proxies will be voted in favor of such nominees. In the event that either Mr. Leyendecker or Ms. Pachera should be unable to serve as a director, it is intended that the Proxies will be voted for the election of a substitute nominee(s), if any, as shall be designated by the Board of Directors. The Company has no reason to believe that the nominees will be unavailable to serve.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE ELECTION OF THE NOMINEES TO THE BOARD OF DIRECTORS.
      The following table sets forth certain information, as of the Record Date, with respect to the nominee for director and the continuing directors of the Company. The number of shares of common stock beneficially owned by the nominee for director and the continuing directors is set forth above under “Beneficial Ownership of Principal Stockholders and Management.”

			Year First
			Became
		Principal Occupation or Employment	Director(1)/
Name	Age	for the Past Five Years	Term Expires

Nominees for Director:
R. F. Leyendecker	59	Private investor; former Vice President of Regulatory Affairs for NorthWestern Services Group, Inc. a division of NorthWestern Corporation (NOR)*, 2000-2003; former President and Chief Executive Officer for NorthWestern Energy Corporation and NorCom Advanced Technologies, Inc. (both wholly owned subsidiaries of NOR), 1996-2000.(2)	1986/2005

			Year First
			Became
		Principal Occupation or Employment	Director(1)/
Name	Age	for the Past Five Years	Term Expires

Vikki I. Pachera	45	Vice President, Global Alliances & Business Development, Hewlett-Packard Company (HPQ)*, a technology solutions provider to consumers, businesses and institutions, May 2002 to present; Vice President, Strategic Business Development, Compaq Computer Corporation, December 2000 — May 2002; Co-Founder and Vice President, BroadWord Communications, December 1999 — November 2000.	2005/2005
Other Directors:
R. Douglas Bradbury	54	Private Investor; former Executive Vice President, RCN Corporation, October 2003-March 2004; former Executive Vice President of Level 3 Communications, Inc. (LVLT)*, a telecommunications and information services company, from August 1997 — January 2003; former Vice Chairman of the Board from February 2000 — January 2003; and former Chief Financial Officer, 1997 — 2000.	1999/2006
Richard R. Hylland	44	Chairman & CEO of DT Capital, a private investment firm, 2003 to present; Director, MDC Partners Inc., a marketing communications company, (MDCA)*, 1999 to present; former President, Chief Operating Officer and Director of NorthWestern Corporation (NOR)*, a diversified energy and communications company; former Vice Chairman of NorthWestern Growth Corporation; Cornerstone Propane GP, Inc.; Blue Dot Services, Inc.; and Expanets, Inc. from 1998 to 2003.(2)	1990/2006
Scott C. Petersen	49	Chairman of the Board, President and Chief Executive Officer of the Company. Mr. Petersen joined the Company in 1987 as Senior Vice President for Corporate and Legal Affairs, was appointed Executive Vice President and Chief Operating Officer in 1991, was appointed President and Chief Executive Officer in July 1998 and became Chairman of the Board in October 2000.	1993/2008
Jarl Mohn	53	President, The Mohn Family Foundation; former President and CEO of Liberty Digital, Inc., a former subsidiary of Liberty Media Corporation(L)*, 1999-2002; former President and CEO of E! Entertainment Television, 1990-1999; Director of E. W. Scripps Company (SSP)*; Director of CNET Networks (CNET)*; Director of XM Satellite Radio Holdings, Inc. (XMSR)*.	2002/2005
Scott H. Shlecter	52	Managing Director and Portfolio Manager of Kayne Anderson Capital Advisors LP, February 2002 — present; Independent Consultant, October 2000 to February 2002; Founder and CEO of Jewelry.Com from September 1999 — September 2000; Founder and President, L.E.K. Consulting, LLC, September 1986 — August 1999.	2004/2008

*	Denotes public company.

(1)	For purposes of this table, the year in which an individual first became a director of the Company shall be the year in which such individual was first appointed to the Board of Directors of the Company or its South Dakota predecessor.

(2)	NorthWestern Corporation filed for protection under federal bankruptcy laws in September 2003. Messrs. Hylland and Leyendecker were no longer executive officers or directors of NorthWestern Corporation at that time.
Procedures for Nominating Directors
      The procedures for nominating directors, other than by the Board of Directors, are set forth in the Bylaws. Nominations for the election of directors, other than by the Board of Directors, must be made by a stockholder entitled to vote for the election of directors by giving timely written notice to the Secretary of the Company at the Company’s principal office. Such notice must be received at least 90 days prior to the date on which, in the immediately preceding calendar year, the Company’s Annual Meeting of Stockholders for such year was held; provided, however, that in the event the date of the Annual Meeting is changed by more than 30 days from such anniversary date, such stockholder’s notice must be received by the Secretary of the Company no later than 10 days after notice or prior public disclosure of the meeting is first given or made to stockholders. The stockholder’s notice must be in writing and must set forth as to each proposed nominee all information relating to such person that is required to be disclosed in solicitations of proxies pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including, but not limited to, such person’s written consent to being named in the Proxy Statement as a nominee and to serving as a director, if elected. The stockholder notice must also set forth the name and address of the nominating stockholder. If the stockholder fails to comply with the above provisions, then the Chairman of the meeting may declare that the nomination was not made in accordance with the procedures prescribed by the Bylaws and the defective nomination may be disregarded. The Company has also adopted policies for director nominations, as described below under “Nomination of Directors.”
Corporate Governance and Committees of the Board of Directors

Independence
      The Board of Directors has determined that Directors Bradbury, Hylland, Leyendecker, Mohn, Pachera and Shlecter are each “independent”, as such term is defined by the NASDAQ listing standards.

Committees
      The Audit Committee of the Board of Directors is composed of three non-employee directors who are financially literate in financial and auditing matters and are “independent”, as such term is defined by the NASDAQ listing standards. The Audit Committee of the Board of Directors is composed of Messrs. Bradbury (Chair), Hylland and Leyendecker. The Audit Committee provides assistance to the Board of Directors in satisfying its responsibilities relating to accounting, auditing, and financial reporting requirements of the Company. The Audit Committee also appoints the independent accountants to conduct the annual audit of the Company’s financial statements, oversees the activities of the independent accountants and confers with them prior to the release of quarterly earnings. The Audit Committee met eleven times during 2004. For further information regarding the Audit Committee, see “Report of the Audit Committee.” The charter of the Audit Committee is attached hereto as annex l.
      The Compensation Committee of the Board of Directors is composed of Messrs. Mohn (Chair), Leyendecker and Shlecter, each of whom is “independent,” as such term is defined by the NASDAQ listing standards. The Compensation Committee is responsible for establishing compensation policies, for setting compensation levels for the Company’s executive officers and serves as independent and disinterested administrators of the Company’s 1993 Stock Option Plan and the Company’s 2003 Stock Option and Incentive Plan. The Compensation Committee met four times during 2004. Because Mr. Mohn has decided not to stand for re-election, the Board of Directors expects to appoint a new member to the Compensation Committee at its first meeting following the annual meeting. For a description of the functions of the Compensation Committee, see “ELECTION OF DIRECTORS — Executive Compensation — Report of the Compensation Committee on Executive Compensation.”
      The Governance and Nomination Committee (the “Governance Committee”) of the Board of Directors is composed of Messrs. Hylland (Chair), Bradbury, Mohn and Shlecter, each of whom is considered “independent”, as such term is defined by the NASDAQ listing standards. Because Mr. Mohn has decided not to stand for re-election, the Board of Directors expects to appoint a new member to the Governance Committee at its first meeting following the annual meeting. The Governance Committee oversees corporate governance and Board membership matters and provides assistance to the Board of Directors in any matter involving governance and Board membership issues. The Governance Committee also works with the Company and the Company’s compliance officer on issues concerning the Company’s Rules of Conduct and Ethics and the Company’s Non-Retaliation Policy. The Governance Committee met a total of four times during 2004. The Charter of the Governance and Nomination Committee was filed as an appendix to the 2004 Proxy Statement.
      The Board of Directors met five times during 2004. Each of the persons who were directors of the Company during 2004 attended at least 75% of the total number of meetings of the Board of Directors and the committees of the Board of Directors on which he served. The Company encourages directors to attend the Company’s annual meeting. All of the members of the Board of Directors attended the annual meeting held in May 2004. Ms. Pachera joined the Board in March 2005 and has not, as yet, been assigned to any committees.

Nomination of Directors
      The Governance and Nomination Committee (“Governance Committee”) may, in its discretion, retain a third-party executive search firm to identify candidates. A stockholder who wishes to recommend a prospective nominee for the Board of Directors should send a letter to the attention of the Company’s General Counsel or the Chair of the Governance Committee, addressed to the Company. The letter should include whatever supporting material the stockholder considers appropriate. Stockholders may also follow the procedure set forth under “ELECTION OF DIRECTORS — Procedures for nominating directors.”
      Once the Governance Committee has identified a prospective nominee, it makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on the information provided to or known by the Governance Committee, which may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination is based primarily on the following factors:

•	the need for additional Board of Director members to fill vacancies or expand the size of the Board; and

•	the likelihood that the prospective nominee can satisfy the evaluation factors described below.
      If the Governance Committee determines (in consultation with the independent director group and the Chairman of the Board, as appropriate) that additional consideration is warranted, it may gather additional information about the prospective nominee’s background and experience on its own or through the third-party search firm. The Governance Committee then evaluates the prospective nominee against the standards and qualifications it determines are relevant, including his or her:

•	experience in the Company’s core business or ancillary markets, in foreign markets, or in complex business strategy or operations;

•	ability to represent the interests of the shareholders of the Company;

•	standards of integrity, commitment and independence of thought and judgment; and

•	ability to dedicate sufficient time, energy and attention to the diligent performance of his or her duties.

      The Governance Committee also considers such other relevant factors as it deems appropriate, including:

•	the current composition of the Board of Directors, and the extent to which the prospective nominee would contribute to the range of talent, skill and expertise appropriate for the Board of Directors;

•	the need for Audit Committee, Compensation Committee or Governance Committee expertise; and

•	the evaluations of other prospective nominees.
      If the Governance Committee determines an interview is warranted based on this evaluation, one or more members of the Governance Committee (and others as appropriate) interview the prospective nominee in person or by telephone. Finally, after completing this evaluation and interview, the Governance Committee makes a recommendation to the full Board of Directors as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Governance Committee. The same standards and processes are applied to nominees identified by the Governance Committee, the search firm or stockholders.

Communications With Board
      Stockholders and other parties interested in communicating directly with the Board of Directors or independent directors as a group may do so by writing to the Governance Committee at the Company.
      The General Counsel of the Company reviews letters received by the Company and addressed to members of the Board of Directors. The General Counsel maintains a log of all such correspondence. The General Counsel regularly forwards to the Board of Directors a summary of all such correspondence and copies of all correspondence that, in the opinion of the General Counsel, deals with the functions of the Board of Directors or its committees or that he otherwise determines requires their attention, except correspondence which is frivolous or duplicative. Directors may at any time review the log of all correspondence received by the Company that is addressed to members of the Board of Directors and request copies of any such correspondence.
      In addition, the General Counsel forwards to the Audit Committee any concerns relating to accounting, internal controls or auditing matters for handling in accordance with procedures established by the Audit Committee with respect to such matters.

Code of Business Conduct and Ethics
      The Board of Directors has adopted a Code of Business Conduct and Ethics that applies to all of our employees, directors and officers, including the Chief Executive Officer, Chief Financial Officer, principal accounting officer and other senior financial officer. The Code, as applied to our principal financial officers, constitutes our “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act. The Code is posted on our website at www.lodgenet.com. You may request copies, which will be provided free of charge, by writing to Corporate Secretary, LodgeNet Entertainment Corporation, 3900 West Innovation Street, Sioux Falls, SD 57107. We intend to promptly disclose future amendments to certain provisions of our Code, and any waivers of provisions of the Code required to be disclosed under the rules of the SEC or NASDAQ on our website.

Executive Sessions of Independent Directors
      In order to promote open discussion among independent directors, the Board of Directors has implemented a policy of conducting executive sessions of independent directors in connection with each regularly scheduled Board meeting. The Chair of the Audit Committee has been designated the “lead director” and presides over such executive sessions.

Director Compensation
      The compensation paid to each non-employee director is set at $20,000 per year plus $500 for each committee meeting attended in person and $300 for each committee meeting attended by teleconference. The non-employee directors also receive reimbursement for travel and related expenses for attendance at Board of Directors and Committee meetings. The non-employee directors receive half of their annual retainer in the form of cash and the other half in shares of the Company’s common stock. In addition, non-employee directors may receive upon their initial election or appointment to the Board of Directors a nonqualified stock option to purchase no less than 12,000 shares of common stock under the Company’s 2003 Plan, plus non-employee directors receive 12,000 options on each anniversary of such election during the term of service. In addition, the 2003 Plan provides the Administrator the authority to grant non-employee directors additional nonqualified stock options from time to time.
Compliance with Reporting Requirements of Section 16 of the Exchange Act
      Under Section 16(a) of the Exchange Act, the Company’s directors, executive officers and any persons holding 10% or more of the common stock are required to report their ownership of common stock and any changes in that ownership to the Securities and Exchange Commission (the “SEC”) and to furnish the Company with copies of such reports. Specific due dates for these reports have been established and the Company is required to report in this Proxy Statement any failure to file on a timely basis by such persons. To the Company’s knowledge, based solely upon a review of copies of such reports received by the Company which were filed with the SEC from January 1, 2004 through the Record Date, and upon written representations from such persons that no other reports were required, the Company has been advised that all reports required to be filed under Section 16(a) have been timely filed with the SEC with the exception of a Report on Form 4 (Statement of Changes of Beneficial Ownership) for Richard R. Hylland that was filed on May 10, 2004 reporting the issuance on May 5, 2004 of a stock option for 12,000 shares of LodgeNet common stock.
Executive Officers
      Set forth below is certain information concerning the Company’s executive officers, and their ages, as of March 29, 2005:

Name and Position	Age

David M. Bankers, Senior Vice President, Product and Technology Development	48
Stephen D. McCarty, Senior Vice President, Sales and Hotel Relations	46
Scott C. Petersen, Chairman of the Board, President and Chief Executive Officer	49
Steven R. Pofahl, Senior Vice President, Technical Operations	45
Gary H. Ritondaro, Senior Vice President, Finance, Information and Administration	58
Steven D. Truckenmiller, Senior Vice President, Programming and Content Management	52
      David M. Bankers has served as the Company’s Senior Vice President, Product and Technology Development since December 1998. Mr. Bankers joined the Company in 1989 as Director of Information Systems and was appointed Vice President of Corporate Technologies in 1992.
      Stephen D. McCarty has served as the Company’s Senior Vice President, Sales and Hotel Relations since July 2002. Mr. McCarty joined the Company in 1992 as Texas Regional Sales Manager and served as Director of Sales, Eastern Region from June 1996 to August 1998, Vice President, Director Sales from August 1998 to December 1999 and Vice President, Sales from January 2000 to July 2002.
      Scott C. Petersen is the Company’s Chairman of the Board, President and Chief Executive Officer. Please see Mr. Petersen’s biographical information set forth above.
      Steven R. Pofahl has served as the Company’s Senior Vice President, Technical Operation since July 2002. Mr. Pofahl joined the Company in 1989 and served as Director of Installations from March 1992 to March 1996 and Vice President, Technical Operations from March 1996 to July 2002.

      Gary H. Ritondaro has served as the Company’s Senior Vice President, Finance, Information and Administration, and Chief Financial Officer since 2001. Prior to joining the Company, Mr. Ritondaro served as Senior Vice President and Chief Financial Officer for Mail-Well, Inc., a New York Stock Exchange listed manufacturer of envelopes, commercial printing and labels, from 1999 to 2001.
      Steven D. Truckenmiller has served as the Company’s Senior Vice President, Programming and Content Management since February 2003. Mr. Truckenmiller is one of the Company’s founding stockholders and was appointed Vice President of Technical Services in 1985, Vice President of Technical Development in 1988 and Vice President of Guest Pay Services in 1991.
Executive Compensation
Summary of Cash and Certain Other Compensation
      The following table sets forth certain summary information concerning compensation paid or accrued by the Company to or on behalf of the Company’s Chairman and Chief Executive Officer (“CEO”) and the Company’s four most highly compensated executive officers other than the CEO (determined as of the end of the last fiscal year) whose total annual salary and bonus exceeded $100,000 for the fiscal year ended December 31, 2004.
Summary Compensation Table(1)

						Number of
			Restricted		Other Annual	Stock Options
Name and Principal Position	Year	Salary ($)	Stock ($)(2)	Bonus ($)	Compensation ($)(3)	Granted(4) (#)	Price ($)

Scott C. Petersen	2004	442,193	138,000	207,704	49,197	35,000	18.41
Chairman of the Board,	2003	432,298	—	202,863	47,984	57,500	10.19
President, Chief Executive	2002	411,539	—	359,846	46,325	80,000	16.50
Officer
Gary H. Ritondaro(5)	2004	342,269	73,600	103,338	29,697	15,000	18.41
Senior Vice President,	2003	334,866	—	100,999	28,671	25,000	10.19
Finance, Information and	2002	320,577	—	179,022	27,481	35,000	16.50
Administration
David M. Bankers	2004	252,269	55,200	76,184	22,947	15,000	18.41
Senior Vice President,	2003	244,731	—	73,865	21,921	25,000	10.19
Product and Technology	2002	228,269	—	127,485	20,543	35,000	16.50
Stephen D. McCarty(6)(7)	2004	247,793	55,200	74,675	22,572	15,000	18.41
Senior Vice President,	2003	237,298	—	71,604	21,359	20,000	10.19
Sales and Hotel Relations	2002	188,462	—	124,773	42,638	27,500	15.47
Steven R. Pofahl(6)(7)	2004	199,769	46,000	60,343	19,009	12,000	18.41
Senior Vice President	2003	192,298	—	58,037	17,984	20,000	10.19
Technical Operations	2002	163,035	—	89,674	15,680	27,500	15.47

(1)	For purposes of this Proxy Statement, the executive officers listed in the table are referred to as “Named Executive Officers.”

(2)	On January 9, 2004, the Restricted Stock was awarded as follows: Mr. Petersen, 7,500 shares, Mr. Ritondaro, 4,000 shares, Mr. Bankers, 3,000 shares, Mr. McCarty, 3,000 shares and Mr. Pofahl, 2,500 shares. The value was determined by the market price of the Common Stock on the date of issuance ($18.41). The Restricted Stock has a vesting schedule as follows: 50% of the shares vest on the third anniversary of the issuance date; 50% of the shares vest on the fourth anniversary of the issuance date.

(3)	Reflects compensation paid to the Named Executive Officers by the Company in order for them to purchase individual supplemental insurance coverage and other benefits. For Mr. Petersen it also reflects automobile allowance compensation. For Mr. McCarty it reflects $25,000 paid to Mr. McCarty in 2002 for moving related expenses.

(4)	The 2004 options include those granted in January 2004 as part of the 2004 compensation package as follows: Mr. Petersen, 35,000 options; Mr. Ritondaro, 15,000 options; Mr. Bankers, 15,000 options, Mr. McCarty, 15,000 options, and Mr. Pofahl, 12,000 options. The 2003 options include those granted in December 2002 as part of the 2003 compensation package as follows: Mr. Petersen, 57,500 options; Mr. Ritondaro, 25,000 options; Mr. Bankers, 25,000 options; Mr. McCarty, 20,000 options; Mr. Pofahl, 20,000 options. The 2002 options include options granted in December 2001 as part of the 2002 compensation package as follows: Mr. Petersen, 80,000 options; Mr. Ritondaro, 35,000 options; Mr. Bankers, 35,000 options; Mr. McCarty, 12,500 options; and Mr. Pofahl, 12,500 options. For each of Mr. McCarty and Mr. Pofahl, the 2002 options also include 15,000 options granted in July 2002.

(5)	Mr. Ritondaro also serves as the Company’s Principal Financial and Accounting Officer.

(6)	On July 15, 2002, Mr. McCarty and Mr. Pofahl were each promoted to their respective Senior Vice President positions.

(7)	The 2002 options for each of Mr. Pofahl and Mr. McCarty consist of 12,500 options at $16.50 and 15,000 options at $14.62. The option price listed for the 2002 shares for both Mr. Pofahl and Mr. McCarty is the average price for such options.

Employment Agreements
      The Company has entered into an employment agreement (the “Employment Agreement”) with Mr. Petersen to serve as the Company’s Chairman of the Board, President and Chief Executive Officer, which was amended and restated in September 2002. Mr. Petersen’s Employment Agreement currently continues until December 31, 2006; provided, that such date shall be automatically extended for an additional year (resulting in a rolling two year term) unless either the Company or Mr. Petersen provides proper notice that such party does not wish to extend. Mr. Petersen’s base salary for 2004 was $442,500, and he received an annual performance bonus of $207,704 for 2004. In addition, Mr. Petersen is entitled to participate in various Company benefit plans.
      Mr. Petersen’s employment may be terminated prior to the expiration of the term of the agreement (i) upon Mr. Petersen’s death or disability or (ii) by the Company at any time upon proper notice, with or without cause, by action of its Board of Directors. In the event of any such termination of employment, the following termination benefits apply: (x) for any termination, other than for cause (including a termination due to death or disability), the Company will pay a pro rata portion of the greater of the preceding year’s bonus or the bonus that would have been earned for the current year under any bonus program in which Mr. Petersen may be participating at the time, unless such payment is not permitted by the terms of the plan; and (y) for any termination by the Board of Directors without cause, by Mr. Petersen with good reason, or an election by the Company not to allow the Employment Agreement to automatically extend, the Company will pay Mr. Petersen an additional severance payment equal to two times Mr. Petersen’s annual base salary and bonus, unless such termination is by the Company or by Mr. Petersen for good reason within 24 months of a change of control involving the Company, in which case the Company will pay Mr. Petersen two and one-half times his annual base salary and bonus. Mr. Petersen’s amended and restated employment agreement replaces and supersedes the severance agreement previously entered into by Mr. Petersen with the Company. The Employment Agreement contains a covenant by Mr. Petersen not to compete with the Company, or to work for a competing business, for two years following the termination of his employment.
      On May 11, 1999, the Company entered into an employment agreement with David M. Bankers, the Company’s Senior Vice President, Product and Technology Development. On March 1, 2001, the Company entered into an employment agreement with Gary H. Ritondaro, the Company’s Senior Vice President, Finance, Information and Administration. On March 1, 2003, the Company entered into an employment agreement with each of Stephen D. McCarty, the Company’s Senior Vice President, Sales and Hotel Relations, and Steven R. Pofahl, the Company’s Senior Vice President, Technical Operations. Each of the employment agreements with the aforementioned officers expire as of December 31 of each year, subject to automatic renewal on November 1 of each year. Accordingly, such employment agreements all currently expire December 31, 2005 and are subject to automatic renewal for another year on November 1, 2005. The employment of each of the Senior Vice Presidents may be terminated prior to the expiration of the term of the agreement (i) automatically upon death or disability or (ii) by the Company at any time, with or without cause, by action of its Board of Directors. In the event of any such termination of employment, the following termination benefits apply: (x) for any termination, other than for cause (including a termination due to death or disability), the Company will pay a pro rata portion of the maximum bonus for the then current year under any bonus program in which such executive may be participating at the time, unless such payment is not permitted by the terms of the plan; and (y) for any termination by the Board of Directors without cause, including an election by the Company not to allow the agreement to automatically extend, with respect to Messrs. Bankers and Ritondaro, the Company will pay the executive an additional severance payment for a period of twenty-four months at a monthly rate equal to the executive’s monthly base salary increased by twenty percent; and with respect to Messrs. McCarty and Pofahl, the Company will pay the executive a severance payment for a period of twelve months at a monthly rate equal to the executive’s monthly base salary increased by twenty percent. In the event of a termination after a change in control involving the Company, the terms of the executive’s agreement will be governed by the terms and conditions of the Severance Agreements described below. The employment agreements contain a covenant by each of the executives not to compete with the Company, or to work for a competing business, for the term of his employment. Should an executive compete with the Company following his termination, the Company’s obligation to make severance or other payments shall immediately cease.
      In July 1995, the Compensation Committee authorized the Company to enter into agreements (the “Severance Agreements”) with the Company’s President and its other executive officers providing for the payment of certain compensation and other benefits in the event of a covered termination of the executive’s employment within two years following a “change in control” involving the Company. Mr. Petersen’s Severance Agreement has been terminated and replaced by his Employment Agreement discussed above. No compensation is payable to any executive under the Severance Agreements unless (i) there has been a change in control and (ii) the executive’s employment with the Company shall have been terminated (including a substantial reduction in duties or compensation, but excluding termination as a result of the death or permanent disability of the executive or for cause or voluntary retirement). A “change in control” is generally defined as the occurrence of any of the following: (i) any person or group becomes the beneficial owner of securities representing 30% or more of the voting power of the Company’s outstanding capital stock having the right to vote in the election of directors (excluding any such transaction that is effected at an actual or implied average valuation of less than $6.75 per share of common stock); (ii) a majority of the members of the Board of Directors shall not for any reason be the individuals who at the beginning of such period constitute the Board of Directors or persons nominated by such members; (iii) any merger, consolidation or sale of all or substantially all of the assets of the Company (meaning assets representing 30% or more of the net tangible assets of the Company or generating 30% or more of the Company’s operating cash flow), excluding a business combination or transaction in which: (a) the stockholders of the Company prior to such transaction continue to represent more than 70% of the voting power of the Company immediately after giving effect to such transaction; (b) no person or group becomes the beneficial owner of 30% or more of the Company’s voting stock; or (c) the purchase price results in an actual or implied average valuation of less than $6.75 per share of common stock; (iv) the adoption of any plan or proposal for the liquidation or dissolution of the Company; or (v) the occurrence of any other event that would be required to be reported as a change in control in response to Item 6(e) of Schedule 14A of Regulation 14A of the Exchange Act.
      Upon a covered termination, the executive is entitled to receive a lump sum payment equal to the compensation the executive would have received over a 30-month period, a pro rata portion of any bonus the executive would have received for the year in which such termination occurs, any stock options previously granted to the executive will become fully vested, and the executive will be entitled to the continuation of the insurance and other welfare benefits then being received by such executive for a 30-month period. The

Severance Agreements contain a covenant not to compete with the Company for a period of six months following a covered termination, and executives are not required to mitigate any termination benefits (nor will such benefits be reduced by compensation received from other employment). The Severance Agreements terminate upon the earlier of: (i) five years (subject to automatic one-year extensions unless the Board of Directors otherwise notifies the executive); (ii) the termination of the executive’s employment other than pursuant to a covered termination described above; (iii) two years from the date of a change in control of the Company if there has not been a covered termination; and (iv) prior to a change in control upon the executive’s ceasing to be an executive officer of the Company.

Stock Options
      The following table contains information concerning the grant of stock options during the fiscal year ended December 31, 2004 to the Named Executive Officers.
Option Grants In Fiscal Year 2004(1)

	Individual Grants
					Potential Realizable at
		Percent of			Assumed Annual Rates
	Number of	Total			of Stock Price
	Securities	Options/SARs			Appreciation for
	Underlying	Granted to			Option Term(3)
	Options/SARs	Employees in	Exercise or Base
Name	Granted (#)(2)	2004 (%)	Price ($/Sh)	Expiration Date	5% ($)	10% ($)

Scott C. Petersen	35,000	15.2	18.41	01/08/2014	405,228	1,026,928
Gary H. Ritondaro	15,000	6.5	18.41	01/08/2014	173,669	440,112
David M. Bankers	15,000	6.5	18.41	01/08/2014	173,669	440,112
Stephen D. McCarty	15,000	6.5	18.41	01/08/2014	173,669	440,112
Steven R. Pofahl	12,000	5.2	18.41	01/08/2014	138,935	352,090

(1)	The Company presently has no plans pursuant to which stock appreciation rights may be granted.

(2)	The Company also awarded Restricted Stock to each of the Named Executives. Please refer to the Beneficial Ownership Table for the details of such awards.

(3)	These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on a variety of factors, including market conditions and the price performance of the common stock. There can be no assurance that the rates of appreciation presented in this table can be achieved.

Option Exercises and Holdings
      The following table provides information with respect to the Named Executive Officers concerning the exercise of options during the fiscal year ended December 31, 2004 and unexercised options held by the Named Executive Officers as of December 31, 2004:
Aggregated Option Exercises in Fiscal Year 2004
and Fiscal Year-End Option Values

			Number of Securities		Value of Unexercised
	Number of		Underlying Options at		In-the-Money Options at
	Shares		12/31/04 (#)		12/31/04 ($)(1)
	Acquired on	Value
Name	Exercise (#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Scott C. Petersen	21,111	135,744	358,750	91,250	1,364,225	239,425
Gary H. Ritondaro	0	—	61,250	47,750	163,013	116,838
David M. Bankers	0	—	150,250	39,250	496,138	104,163
Stephen D. McCarty	9,250	84,929	46,875	38,625	90,181	101,744
Steven R. Pofahl	0	—	61,875	35,125	159,481	101,744

(1)	Value of unexercised “in-the-money” options is the difference between the market price of the common stock on December 31, 2004 ($17.69 per share) and the exercise price of the option, multiplied by the number of shares subject to the option.
REPORT OF THE COMPENSATION COMMITTEE
ON EXECUTIVE COMPENSATION
      The Compensation Committee of the Board of Directors (the “Committee”) is composed exclusively of non-management directors who also qualify as “independent directors” as such term is defined by the NASDAQ listing standards. The Committee is responsible for developing and making recommendations to the Board of Directors with respect to the Company’s executive compensation policies. In addition, the Committee, pursuant to authority delegated by the Board of Directors, determines on an annual basis the compensation to be paid to the Company’s Chief Executive Officer and each of the other Executive Officers and administers the Company’s equity incentive plans. For purposes of this Compensation Committee Report, as appropriate, the term “Executive Officers” includes all the Company’s executive officers.

Compensation Policies Applicable to Executive Officers
      Compensation Philosophy and Objectives. The Company’s success is dependent upon its ability to attract and retain highly qualified and motivated executives. The Company endorses the philosophy that executive compensation should reflect Company performance and the contribution of such officers to that performance. The Company’s compensation policies are designed by the Compensation Committee to achieve three fundamental objectives: (i) attract and retain qualified executives, (ii) motivate performance to achieve specific strategic objectives of the Company, and (iii) align the interests of senior management with the long-term interests of the Company’s stockholders. The three key elements of the Company’s compensation program currently are base salary, an annual performance-based cash bonus and long-term equity-based incentives.
      The Executive Officers are also permitted to participate in the Company’s broad based employee benefit plans and receive supplementary payments to enable such executives to purchase additional insurance coverage and other benefits. The incremental cost to the Company of the benefits provided under these plans to the Executive Officers averaged approximately 9.5% of their base salaries in 2004.
      Base Salaries. The Company’s approach to compensating Executive Officers has been to pay base salaries which are competitive with the salaries paid to executives of other companies of similar size and, based upon the Committee’s judgment of the particular individual’s experience, performance and potential contributions to the Company. The Company believes executive compensation levels must be competitive with those provided to other executives with similar responsibilities in similarly sized companies in order to attract and retain qualified executives crucial to the Company’s long-term success. The group of companies considered by the Committee is broader than the group shown in the performance graph included below because the Company believes that it competes with a broader group of companies for executive talent.
      The Company’s Chief Executive Officer, Mr. Petersen, is employed pursuant to his Employment Agreement dated September 2002, which is summarized above in “Executive Compensation — Employment Agreements.” In approving Mr. Petersen’s compensation program for 2004, the Committee considered many factors, including the performance of the Company and peer group compensation. Mr. Petersen’s base salary of $442,500 for 2004 represents an increase of $10,000, or 2.3% from his base compensation in 2003. With respect to the Company’s other Executive Officers, based on the policies and factors described above, the Committee approved base salary adjustments for 2004 averaging 3.1% for such Executive Officers.
      Bonus Compensation. The Executive Officers are eligible to receive annual cash incentive compensation based on achieving specific goals and objectives established by the Committee. In November 2003, the Committee established an executive bonus program for 2004 based on the achievement by the executive of a combination of target goals relating to earnings before interests, taxes, depreciation and amortization (EBITDA), operating income, total property-based capital investment per digital room installed and the achievement of personal goals. Each Executive Officer had the same weighting for each of the four goals with each goal being weighted at 25%. Target bonuses under the program, assuming budgeted expectations were met, were 45% of base salary for a Senior Vice President and 70% of base salary for the Chief Executive Officer. If results significantly exceeded budgeted expectations, bonus payments under the program could range up to approximately 60% of base salary for a Senior Vice President and 95% of base salary for the Chief Executive Officer. The Committee met in February 2005 to evaluate the Company’s performance and individual achievements and determine the 2004 bonuses for Executive Officers. The Committee considered whether the target goals for 2004 were attained and reviewed strategic events that occurred during the year. In light of the foregoing, the Committee approved the cash bonus payments to the Executive Officers reflected in the Summary Compensation Table.
      Equity-Based Incentives. The Company believes that stock ownership by Executive Officers and key employees aligns their interests with those of stockholders. In 2004, the Company used a combination of stock option grants and restricted stock awards to provide such employees with an incentive to achieve superior performance that will be reflected in the appreciation of the Company’s common stock. The terms and conditions of stock option awards and restricted stock are determined and administered by the Committee. The restricted stock granted in 2004 vests 50% on the third anniversary of award and 50% on the fourth anniversary of the award. The stock options granted in 2004 were issued with an exercise price equal to the prevailing market value of the Company’s common stock at the time of grant, have 10 year terms and vest equally over a four year period. The nature of the stock option compensation means that participating Executive Officers will not realize compensation unless the value of the Company’s common stock increases. The nature of the restricted stock award means that the participating Executive Officers will have direct ownership of the Company’s common stock. Each Executive Officer is considered for restricted stock awards and stock options based on his or her responsibilities in the Company, as well as equity-based incentive award levels of comparable companies. Restricted stock awards to the Executive Officer in 2004 totaled 35,000 shares and are reflected in the Summary Compensation Table. Stock Option grants made to the Executive Officers in 2004 totaled 145,000 shares and are also reflected in the Summary Compensation Table.
      Stock Ownership Guidelines. In January 2005, the Committee adopted stock ownership guidelines for the Company’s Chief Executive Officer and the other Executive Officers. Under the adopted guidelines, such employees are expected to acquire over the next five years, if not before, common stock of the Company with a value equal to a specified multiple of such employee’s base salary. For the Chief Executive Officer the multiple is 5 times and for Senior Vice Presidents the multiple is 1.5 times. As of December 31, 2004, Mr. Petersen’s and Mr. Truckenmiller’s common stock ownership in the Company exceeded the foregoing guidelines.

      Severance Agreements. The Board of Directors believes that it is in the interest of the Company and its stockholders to reinforce and encourage the continued dedication of the Company’s Executive Officers without the distractions occasioned by the possibility of an abrupt change in control of the Company. The Committee has authorized the Company to enter into severance agreements with the Company’s Chief Executive Officer and its other Executive Officers providing for the payment of certain compensation and other benefits in the event of a covered termination of the executive’s employment within two years following a “change in control” involving the Company. The severance agreement with Mr. Petersen was incorporated into his September 2002 Employment Agreement as discussed above. See “Executive Compensation — Employment Agreements.”
      IRC Section 162(m). Section 162(m) of the Internal Revenue Code disallows the deductibility by the Company of any compensation over $1 million per year paid to each of the chief executive officer and the four most highly compensated Named Executive Officers (other than the chief executive officer), unless certain criteria are satisfied. No Named Executive Officer of the Company received compensation in excess of such amount and, accordingly, in 2004 the Board of Directors took no action with respect to qualifying for any exemption from such limitation.
      The Report of the Compensation Committee on Executive Compensation shall not be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

THE COMPENSATION COMMITTEE

Jarl Mohn, Chair
R. F. Leyendecker
Scott C. Shlecter
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
      No member of the Compensation Committee has ever served as an officer of the Company. Certain compensation matters were reviewed by the entire Board of Directors, which includes Mr. Petersen, Chairman of the Board, President and Chief Executive Officer of the Company. Mr. Mohn, a director and Chair of the Compensation Committee, is also a director of E.W. Scripps Company, XM Satellite Radio Holdings, Inc. and CNET. Mr. Leyendecker, a director and member of the Compensation Committee, is not a director of any other publicly traded company. Mr. Shlecter, a director and member of the Compensation Committee, is not a director of any other publicly traded company.
REPORT OF THE AUDIT COMMITTEE
      In 2004, the Audit Committee of the Board of Directors consisted of Mr. Bradbury, as Chair, Mr. Hylland and Mr. Leyendecker. Each member of the Audit Committee is “independent” as determined by the Board and in accordance with the NASDAQ listing requirements and is “financially literate”, as that qualification is determined by the Board. In addition, in February 2004, the Board of Directors approved the designation of Audit Committee Chair R. Douglas Bradbury as the Audit Committee’s “financial expert”, in accordance with SEC rules.
      The purpose of the Audit Committee is to assist the Board with its responsibility for overseeing the integrity of the company’s financial statements; the Company’s compliance with legal and regulatory requirements regarding financial reporting; the qualifications, independence, and performance of the Company’s independent accountants; the preparation of the reports that the rules of the Securities and Exchange Commission require be included in the Company’s annual proxy statement; and other duties as directed by the Board or as required by the Securities and Exchange Commission, the Public Company Accounting Oversight Board or NASDAQ. As part of its responsibilities, the Audit Committee reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2004; discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communication With Audit Committees, as amended by Statement on Auditing Standards No. 90, Audit Committee Communications, by the Auditing Standards Board of the American Institute of Certified Public Accountants. This included a discussion of the independent registered public accounting firm’s judgment as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters that generally accepted auditing standards require be discussed with the Audit Committee. The Audit Committee also received and discussed with the independent registered public accounting firm the matters required by Independence Standards Board Statement No. 1, Independence Discussions With Audit Committees; and has discussed with the independent registered public accounting firm their independence. The Audit Committee also received and discussed with the independent registered public accounting firm the Company’s critical accounting policies, as described in the Company’s Annual Report on Form 10-K. Based on the reviews and discussions referred to above, the Audit Committee approved and recommended to the Board of Directors that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004.
      The Audit Committee acts under an Audit Committee Charter which is reviewed annually by the Audit Committee. The Audit Committee Charter was most recently amended on February 16, 2005. The full text of the Company’s Audit Committee Charter is attached to this Proxy Statement as Annex 1. The Audit Committee Charter is used by the Audit Committee to guide its activities.
      The fees billed by PricewaterhouseCoopers LLP in 2004, by category, were as follows:

Audit fees(1)	$541,811
Audit-related fees(2)	$18,250
Tax fees	$25,475
All other fees	$-0-
      The fees billed by PricewaterhouseCoopers LLP in 2003, by category, were as follows:

Audit fees(3)	$227,697
Audit-related fees(4)	$28,930
Tax fees	$-0-
All other fees	$-0-

(1)	2004 Audit fees consist of services rendered for the audit of the annual financial statements and internal control over financial reporting, including required quarterly reviews, statutory and regulatory filings or engagements and services that generally only the auditor can reasonably be expected to provide. For 2004, this includes fees of $113,413 related to the Company’s Registration Statement in connection with its equity offering and $307,648 related to the audit of the Company’s internal control over financial reporting. 2004 fees listed above exclude out-of-pocket expenses and taxes of $101,327.

(2)	Audit-related fees were for fees primarily associated with the Form 11-K, Annual Report of LodgeNet Entertainment Corporation 401(k) Plan.

(3)	2003 Audit fees consist of services rendered for the audit of the annual financial statements, including required quarterly reviews, statutory and regulatory filings or engagements and services that generally only the auditor can reasonably be expected to provide. For 2003, this includes fees of $98,387 related to the Company’s Registration Statement on Form S-3 in connection with its offering of $200 Million of 9 1/2% Senior Subordinated Notes. 2003 fees listed above exclude out-of-pocket expenses and taxes of $52,634.

(4)	Audit-related fees were for fees associated with the Form 11-K, consent required in connection with the Company’s Registration Statement on Form S-8, registering the shares issuable in connection with the 2003 Plan, the Company’s Registration Statement on Form S-3 in connection with its offering of the $200 Million of 9 1/2% Senior Subordinated Notes, and for matters related to InnMedia, a joint venture in which the Company was a participant.

      The Audit Committee Charter provides that the Audit Committee shall approve in advance any fees related to non-audit services. Accordingly, the Company’s independent registered public accounting firm submits to the Audit Committee a notice of services proposed to be provided and the associated fees prior to the provision of any non-audit services. The Audit Committee considers such proposals at its regular meetings. During 2004 all such non-audit fees were pre-approved by the Audit Committee.
      The Audit Committee has selected PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2005 and recommended that such selection be presented to the Company’s stockholders for ratification at the Meeting.

THE AUDIT COMMITTEE

R. Douglas Bradbury, Chair
Richard R. Hylland
R. F. Leyendecker
CERTAIN TRANSACTIONS WITH MANAGEMENT AND OTHERS
      None of the directors or executive officers of the Company or any subsidiary thereof, or any associates or affiliates of any of them, is or has been indebted to the Company at any time since the beginning of the last completed fiscal year in excess of $60,000. The Company did not make any loans to executive officers in 2004, and no loans currently exist to such officers. None of the directors or executive officers of the Company or any associate or affiliate of such person, had any material financial interest, direct or indirect, in any transaction or any proposed transaction with the Company during the past fiscal year.

PERFORMANCE GRAPH
      The following graph compares the percentage change in the Company’s cumulative total stockholder return on its common stock with (i) the cumulative total return of the NASDAQ Market Index and (ii) the cumulative total return of all companies (the “Peer Group”) with the same four-digit standard industrial code (SIC) as the Company (SIC Code 4841 — Cable and Other Pay Television Services) over the period from January 1, 2000 through December 31, 2004. The graph assumes an initial investment of $100 in each of the Company, the NASDAQ Market Index and the Peer Group and reinvestment of dividends. The Company did not declare or pay any dividends in 2004. The graph is not necessarily indicative of future price performance. This graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.
COMPARISON OF CUMULATIVE TOTAL RETURN
AMONG THE COMPANY, NASDAQ MARKET INDEX AND
PEER GROUP PERFORMANCE GRAPH
COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
AMONG LODGENET ENTERTAINMENT CORP.,
NASDAQ MARKET INDEX AND SIC CODE INDEX
ASSUMES $100 INVESTED ON JANUARY 1, 2000
ASSUMES DIVIDEND REINVESTED
FISCAL YEAR ENDING DECEMBER 31, 2004

	December 31

	1999	2000	2001	2002	2003	2004

LodgeNet Entertainment	100.00	70.85	68.70	42.93	73.49	71.12

Cable and Other Pay Television Services	100.00	66.64	55.27	29.48	42.19	44.23

NASDAQ Market Index	100.00	62.85	50.10	34.95	52.55	56.97

*	Source: Media General Financial Services, Inc.

EQUITY COMPENSATION PLAN INFORMATION
(As Of December 31, 2004)

	(a)	(b)	(c)
Number of Securities
	Number of securities		Remaining Available for
	to be Issued Upon	Weighted-Average	Future Issuance Under Equity
	Exercise of	Exercise Price of	Compensation Plans
	Outstanding Options,	Outstanding Options,	(Excluding Securities
Plan Category	Warrants and Rights	Warrants and Rights	Reflected in Column (a))

Equity compensation plans approved by stockholders(1)	2,544,500	$15.81	559,045
Equity compensation plans not approved by stockholders(2)	N/A	N/A	N/A
Total	2,544,500	$15.81	559,045

(1)	Prior to adoption of the 2003 Plan, the only stock option plan of the Company was the Company’s 1993 Plan, adopted August 16, 1993, and amended and restated as of May 9, 2001.

(2)	The Company does not have any equity compensation plans that have not been adopted by its stockholders.
RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
      The independent registered public accountants of the Company are PricewaterhouseCoopers LLP, 650 Third Avenue South, Suite 1300, Minneapolis, MN 55402. PricewaterhouseCoopers LLP has performed accounting services for the Company since its appointment on May 31, 2002, which services have consisted of the annual audit and quarterly reviews of the consolidated financial statements of the Company and assistance and consultation in connection with filings with the SEC. All professional services rendered by PricewaterhouseCoopers LLP during 2004 were furnished at customary rates and terms.
      It is anticipated that representatives of PricewaterhouseCoopers LLP will be present at the Meeting to respond to appropriate questions regarding the Company’s consolidated financial statements.
      The Audit Committee has appointed PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for the current fiscal year and the stockholders are being asked to ratify such appointment. The affirmative vote of the holders of at least a majority of the outstanding shares of the Company’s common stock represented and voting at the Meeting will be required for ratification of the appointment. In the event ratification does not pass, the Audit Committee will reconsider the appointment.
      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2005.
ANNUAL REPORT
      The Company’s Annual Report to Shareholders, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2004 accompanies this Proxy Statement. The Form 10-K contains consolidated financial statements of the Company and its subsidiaries and the report thereon of PricewaterhouseCoopers LLP, the Company’s independent registered public accountants.
PROPOSALS OF STOCKHOLDERS
      Under certain circumstances, stockholders are entitled to present proposals at stockholder meetings. The 2006 Annual Meeting of Stockholders will be held on or about May 10, 2006. Proposals of stockholders intended to be included in the proxy materials for the 2006 Annual Meeting of Stockholders must be received by the Secretary of the Company, 3900 West Innovation Street, Sioux Falls, South Dakota 57107, by December 6, 2005 in a form that complies with the Company’s Bylaws and applicable requirements.
“HOUSEHOLDING” OF PROXY MATERIALS.
      The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify the Company by sending a written request to LodgeNet Entertainment Corporation at 3900 West Innovation Street, Sioux Falls, South Dakota 57107 Attention: Corporate Secretary.
OTHER BUSINESS
      At the time this Proxy Statement was mailed, the Board of Directors knows of no business which will be presented for consideration at the Meeting other than as stated in the Notice of Meeting. If, however, other matters are properly brought before the Meeting, it is the intention of the Proxyholders to vote the shares represented thereby on such matters in accordance with the recommendations of the Board of Directors and authority to do so is included in the Proxy.

By Order of the Board of Directors,

Daniel P. Johnson
Secretary
DATED: April 5, 2005

ANNEX 1
Audit Committee Charter
Role
      The purpose of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of LodgeNet Entertainment Corporation (“LodgeNet” or the “Company”) is to assist the Board with its responsibility for overseeing the integrity of the Company’s financial statements; the Company’s compliance with legal and regulatory requirements regarding financial reporting; the qualifications, independence, and performance of the Company’s independent accountants; the preparation of the reports that the rules of the Securities and Exchange Commission require be included in the Company’s annual proxy statement; and other duties as directed by the Board or as required by the Securities and Exchange Commission, the Public Company Accounting Oversight Board or NASDAQ.
      In carrying out these functions, the Committee shall independently and objectively monitor the performance of the Company’s financial reporting processes and systems of disclosure controls and internal controls; review and appraise the audit efforts of the Company’s independent accountants; and review the Company’s policies and compliance procedures regarding ethics. However, the Company’s management shall remain responsible for preparing financial statements that accurately and fairly present the Company’s financial results and condition and the independent accountants shall remain responsible for the audit or review of financial statements.
Composition and Independence
      The Committee shall be comprised of three or more directors, as determined by the Board, each of whom shall be independent directors, as defined in the NASDAQ rules, and shall in addition be free from any relationship that, in the opinion of the Board, would interfere with the exercise of the independent judgment of the Committee member. All members shall have the ability to read and understand financial statements and be familiar with basic finance and accounting practices at the time of their appointment, and at least one member shall qualify as an audit committee financial expert under SEC rules and be financially sophisticated under the NASDAQ rules.
      Members of the Committee shall be appointed by the Board in accordance with the By-laws of the Company. Unless a Chair is elected by the Board, the Committee shall designate a Chair by majority vote of the full Committee membership.
Meetings
      The Committee shall meet at least four times annually, or more frequently as circumstances dictate. At least once annually, the Committee shall meet in separate sessions with each of financial management, senior management and independent accountants so as to permit each such group the opportunity to address matters that should be discussed privately. The Committee shall meet with financial management quarterly to review the Company’s financial results, financial reporting thereof and other accounting and reporting matters.
Responsibilities (not in priority order):
      1. Obtain approval of the Charter by the Board and review and assess this Charter annually or as deemed necessary and revise as considered appropriate.
      2. Review the Company’s quarterly and annual financial statements.
      3. Review stock exchange certifications, proxy statement disclosures and other filings related to the Committee or its activities.

Audit Committee Charter — (Continued)
      4. Ensure that quarterly and annual financial reports are reviewed by the independent accountants and annual financial reports are audited by the independent accountants in a manner consistent with Section 10A of the Securities Exchange Act.
      5. Review any and all reports to management by the independent accountants, including management responses thereto, if any.
      6. Assess, evaluate and select, at its sole discretion, the independent accountants, including establishment of the scope and rigor of the audit process and approval of all fees and compensation. Pre-approve all permissible non-audit services to be performed by the independent auditor.
      7. At least annually, request and obtain a written statement from the independent accountants which delineates all relationships between the independent accountants and the Company which may affect objectivity and independence and confirm that the independent accountants are ultimately responsible to the Board and the Committee. Ensure that any relevant matters relating to the independent auditors objectivity and independence is discussed, and take appropriate action to address the auditor’s independence.
      8. Periodically consult with the independent accountants, out of the presence of management, as to any significant matters regarding internal controls over financial reporting that have come to their attention during the conduct of their audit, the access to information and cooperation provided by management to the independent accountants, and the quality and integrity of the Company’s accounting and reporting practices including compliance with Staff Accounting Bulletin 99.
      9. Review with management and independent accountants critical accounting policies, the rationale for the choice of accounting policy, the effect of alternative GAAP methods and the extent to which changes or improvements in financial or accounting policies and practices, as requested or approved by the Committee, have been implemented.
      10. Review with management and the independent accountants any significant business risks and exposures of the Company and management’s steps to mitigate them.
      11. Review with management and/or counsel, assess and approve related party transactions.
      12. Periodically review the status, with management and/or counsel, of pending litigation, taxation matters, regulatory requirements and compliance, compliance with corporate policies and other areas of legal and compliance oversight.
      13. Consider the effectiveness of the company’s internal controls and annual and interim financial reporting, including information technology security and control.
      14. Understand the scope of independent accountants’ testing of internal controls over financial reporting and obtain reports on significant findings and recommendations, together with management’s responses.
      15. Review earnings press releases and financial information and earnings guidance provided to analysts and rating agencies, and report any issues with respect thereto to the Board.
      16. Establish and administer anonymous and confidential complaint procedures for the receipt, retention, investigation and resolution of complaints received by the Company regarding accounting, internal controls or auditing matters or the Company’s financial statements.
      17. Conduct an annual performance evaluation of the Committee.
      18. Report on Committee activities to the full Board at each meeting of the full Board.
      19. Periodically review the responsibilities, functions and performance of the Company’s staff and discuss the adequacy of the Company’s internal controls with the financial staff.
      20. Prepare the Audit Committee Report for the annual proxy statement.

Audit Committee Charter — (Continued)
      21. Perform any other activities consistent with this Charter, the Company’s By-laws, and Delaware Corporation Law as the Committee or the Board deem appropriate.
Resources
      The Committee is empowered to investigate any matter brought to its attention, with full power and authority to retain and engage independent counsel or other experts as necessary for the proper discharge of this responsibility. All fees and expenses of advisors engaged by the Committee shall be paid by the Company.

Annual Meeting Proxy Card

1.	To elect two persons to the Board of Directors of the Company to serve for three-year terms expiring in 2008 and until such persons’ successors are elected and qualified. The Board of Directors’ nominees are:

		For	Withhold

	01 — R. F. Leyendecker	☐	☐

	02 — Vikki I. Pachera	☐	☐

The Board of Directors recommends a vote FOR the following proposal.

		For	Against	Abstain

2.	Ratification of Appointment of Independent Accountants. To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent accountants for the fiscal year ending December 31, 2005.	☐	☐	☐

Please sign exactly as name appears hereon. Joint owners should each sign. Where applicable, indicate official position or representative capacity.

     Proxy — LodgeNet Entertainment Corporation

This Proxy is Solicited on Behalf of the Board of Directors
for the Annual Meeting of Stockholders to be held May 11, 2005

The undersigned hereby appoints Mr. Gary H. Ritondaro and Mr. Diep Doan, and each of them, the attorneys, agents and proxies of the undersigned, with full powers of substitution to each (the “Proxies”), to attend and act as proxy or proxies of the undersigned at the Annual Meeting of Stockholders (the “Annual Meeting”) of LodgeNet Entertainment Corporation (the “Company”) to be held at the Company’s Corporate Offices, 3900 W. Innovation Street, Sioux Falls, South Dakota 57107 on Wednesday, May 11, 2005 at 9:00 a.m. Central Daylight Time or any adjournment thereof, and to vote as specified herein the number of shares which the undersigned, if personally present, would be entitled to vote.

This Proxy when properly executed will be voted as specified. If no instruction is specified with respect to a matter to be acted upon, the shares represented by the Proxy will be voted “FOR” the election of Mr. R. F. Leyendecker and Ms. Vikki I. Pachera; and “FOR” the ratification of PricewaterhouseCoopers LLP as the Company’s independent accountants for the fiscal year ending December 31, 2005. This Proxy is solicited on behalf of the Board of Directors and may be revoked prior to its exercise by filing with the Corporate Secretary of the Company a duly executed proxy bearing a later date or an instrument revoking this Proxy, or by attending and electing to vote in person.

PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE
(Continued and to be signed on reverse side)